Exhibit 10.1
ECHO THERAPEUTICS, INC.
10% Senior Secured Promissory Note

Issuance Date:	June 1, 2009
Principal Amount:	$1,990,000
     For value received, ECHO THERAPEUTICS, INC., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Platinum Montaur Life Sciences, LLC, a Delaware limited liability company with an address of 152 West 57th Street, 54th Floor, New York, NY 10019 (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of ONE MILLION NINE HUNDRED AND NINETY THOUSAND DOLLARS ($1,990,000), together with interest thereon.
     All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, as requested by the Holder. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on June 29, 2009 (the “Maturity Date”) or at such earlier time as provided herein.
ARTICLE I
PAYMENT
          Section 1.1 Interest. Beginning on the date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to ten percent (10%), payable on the Maturity Date. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months, shall compound monthly and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of and unpaid interest on the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eighteen percent (18%) and the maximum applicable legal rate per annum. To the extent permitted by law, if amounts outstanding hereunder are not paid in full on the Maturity Date hereof, the Maker shall be obligated to pay to the Holder a late payment fee equal to 10% of the principal amount then outstanding.
          Section 1.2 Payment of Principal; Prepayment. The Principal Amount hereof shall be paid in full on the earliest of (i) the Maturity Date, (ii) the due date of any mandatory prepayment as set forth herein, or (iii) upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed. The Maker may prepay all or any portion of the principal amount of this Note upon not less than two (2) business days’ prior written notice to the Holder without premium or penalty.
          Section 1.3 Security Agreement; Covenants. The obligations of the Maker hereunder are together with interest thereon and all other charges as provided herein, and in any

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other instrument or document executed in connection herewith, and together with all other sums due from Maker to Holder (collectively, the “Obligations”), shall be secured by the Collateral (as defined below).
     (a) The Maker hereby grants, assigns and pledges to the Holder all of its rights, title and interest in, and a continuing security interest in all Inventory (as defined herein), all Accounts from the sale of Inventory, receivable, contract rights, chattel paper and payment intangibles, and General Intangibles relating to any of the foregoing types of property; and all additions, accessions, accessories, amendments, attachments, modifications, substitutions, and replacements, proceeds and products of any of the foregoing, together with all other property which the Maker purchases using the proceeds of this Note (together referred to as the “Collateral”). This Note shall serve as a security agreement securing Holder’s right in and to the Collateral for the repayment of the Obligations. Maker authorizes Holder to file such UCC-1 Financing Statements listing Holder as Secured Party and Maker as Debtor as Holder may require (which financing statements may describe the collateral as “all assets”). The terms Inventory, Accounts and General Intangibles shall have the respective meanings provided under the Uniform Commercial Code of the State of New York.
     (b) Except for the security interest of the Holder therein (and any security interest granted to the holders of indebtedness that is to be repaid with the proceeds of this Note, upon which repayment such security interest shall terminate), the Maker is, and as to Collateral acquired after the date hereof the Maker shall and will be, the owner of all Collateral free from any lien, security interest, encumbrance or other right, title or interest of any other person, firm or corporation, and the Maker shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Holder.
     (c) The Maker will maintain, keep and preserve its business assets in good working order and condition, ordinary wear and tear excepted. The Maker agrees to maximize collections on all accounts receivable and contract rights and to diligently pursue the collection of all sums due the Maker under any purchase orders placed with Maker and all account obligors. The Maker shall not sell or license any of its assets, other than in the ordinary course of business and consistent with past practices.
     (d) The Maker will not create, incur, assume, or suffer to exist any lien, mortgage, pledge, encumbrance, security interest, attachment or charge of any kind upon the Collateral, except:
          (i) liens in favor of the Holder;
          (ii) liens for taxes or assessments or other government charges or levies not yet due and payable or, if due and payable, that are being contested in good faith by appropriate proceedings diligently prosecuted and for which appropriate reserves are maintained; and
          (iii) liens imposed by law, such as mechanics’, materialmen’s, and similar liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings diligently prosecuted and for which appropriate reserves have been established.

     (e) The Maker will not create, incur, assume, or suffer to exist any debt (as defined below), except:
          (i) debt of the Maker under this Note; and
          (ii) debt described in Exhibit A attached hereto, but no renewals, extensions, or refinancings thereof; and
          (iii) trade debt incurred in the ordinary course of business and consistent with past practices.
As used in this Section 1.3(e), the term “debt” shall include all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation all debt and similar monetary obligations, whether direct or indirect, all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance, and all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others.
          Section 1.4 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.
          Section 1.5 Use of Proceeds. The Maker shall use the proceeds of this Note only for general working capital and to repay outstanding senior indebtedness of the Maker.
          Section 1.6 Term Sheet and Definitive Documentation. The Maker agrees to negotiate, in good faith, with the Holder to consummate the transactions described in the Term Sheet, dated the date hereof, between the Holder and the Maker. The Maker acknowledges that the Holder’s agreement to extend credit pursuant to this Note is made in connection with the Holder’s potential investment in the Maker as described in the Term Sheet, and a failure of the Maker to act in good faith to negotiate the consummation of the transactions described in the Term Sheet shall be deemed an Event of Default hereunder.
ARTICLE II
EVENTS OF DEFAULT; REMEDIES
          Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:
          (a) any default in the payment of (1) the principal amount hereunder when due, or (2) interest on, or liquidated damages in respect of, this Note, within three (3) business days after the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); or

          (b) the Maker shall fail to observe or perform any other covenant or agreement contained in this Note, which failure is not cured, if possible to cure, within 3 business days after notice of such default sent by the Holder; or
          (c) [Reserved]; or
          (d) any material representation or warranty made by the Maker herein or otherwise to Holder shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or
          (e) the Maker shall (A) default in any payment of any amount or amounts of principal of or interest on any indebtedness (other than the indebtedness hereunder) the aggregate principal amount of which indebtedness is in excess of $20,000 or (B) default in the observance or performance of any other agreement or condition relating to any indebtedness, that, in the aggregate, exceeds $20,000, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or
          (f) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or
          (g) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

          Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may, at any time, at its option, declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. Upon an Event of Default, the Holder may proceed to exercise all rights and remedies against any and all collateral pledged to the Holder as security for this Note, including all collateral pledged hereunder. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.
ARTICLE III
MISCELLANEOUS
          Section 3.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number set forth on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.
          Section 3.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.
          Section 3.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.
          Section 3.4 Binding Effect; Amendments. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.
          Section 3.5 Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.
          Section 3.6 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
          Section 3.7 Maker Waivers; Dispute Resolution. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.
          (a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.
          (b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.
          Section 3.8 Fees and Expenses. Upon execution of this Note, the Maker shall reimburse the Holder for legal fees incurred by the Holder in the drafting and negotiation of this Note (which amount may be withheld by the Holder from amounts to be delivered to the Maker in connection with the issuance of this Note). The Maker will pay on demand all costs of collection and attorneys’ fees paid or incurred by the Holder in enforcing the obligations of the Maker. The Maker represents and warrants that this Note is the legal, valid and binding obligation of the Maker, enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

ECHO THERAPEUTICS, INC.
By:	/s/ Patrick T. Mooney
Name:	Patrick T. Mooney
Title:	Chief Executive Officer

The undersigned Guarantor herby acknowledges and agrees that the obligations of the Maker contained in this Note jointly and severally and unconditionally guaranteed by the undersigned.

GUARANTOR:
SONTRA MEDICAL INC.

By:	/s/ Patrick T. Mooney

Name:	Patrick T. Mooney
Title:	Chief Executive Officer
Accepted and agreed to by the undersigned as Holder.

PLATINUM MONTAUR LIFE SCIENCES, LLC

By:	/s/ Michael M. Goldberg

Name:	Michael M. Goldberg
Title:	Portfolio Manager

Exhibit A
     The Company has outstanding approximately $312,247.00 in principal amount of 8% Senior Convertible Promissory Notes due February 12, 2011. The terms of these notes require the Company to make quarterly interest payments that may be satisfied by the payment of cash, the issuance of additional shares of common stock (valued at the quotient of (x) the applicable interest payment divided by (y) the lesser of (A) the conversion price then in effect and (B) 100% of the volume weighted average price for the five consecutive trading days immediately preceding the interest payment date) or the issuance of additional 8% senior convertible promissory notes with an aggregate principal amount equal to such interest payment. The Company has paid a total of $25,739.20 in interest through March 31, 2009 by payment in kind in the form of additional 8% Senior Convertible Promissory Notes. The Company’s subsidiary, Sontra Medical, Inc., agreed to guarantee the obligations of the Company under its 8% Senior Convertible Promissory Notes due February 12, 2011 pursuant to a separate guaranty agreement.
     The Company finances its liability insurance through an insurance funding company. The total amount financed at 4.73% was approximately $60,834, with monthly principal and interest payments of $7,113. The Company’s current obligation on the insurance financing is approximately $28,175. Payments are due in arrears on the first of each month through October 1, 2009.
     The Company leases 12,999 square feet of office, laboratory and manufacturing space in Franklin, Massachusetts under a lease expiring March 31, 2010. Future minimum rental payments under this operating lease are approximately as follows:

Amount
For the years ended December 31,

2009 (June through December, 2009)	$113,000

2010	$49,000

Total	$162,000